Exhibit 99.1

ELAN DIAGNOSTICS, INC.
Financial Statements
December 31, 2002 and 2001

(With Independent Auditors’ Report Thereon)

ELAN DIAGNOSTICS, INC.

Index to Financial Statements
Page
Independent Auditors’ Report	1
Balance Sheets as of December 31, 2002 and 2001	2
Statements of Operations for the Years ended December 31, 2002 and 2001	3
Statements of Stockholder’s Equity for the Years ended December 31, 2002 and 2001	4
Statements of Cash Flows for the Years ended December 31, 2002 and 2001	5
Notes to Financial Statements	6-20

Independent Auditors’ Report

The Board of Directors and Stockholder
Elan Diagnostics, Inc.:

We have audited the accompanying balance sheets of Elan Diagnostics, Inc. as of December 31, 2002 and 2001 and the related statements of operations, stockholder’s equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elan Diagnostics, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 5 to the accompanying financial statements, in 2002 Elan Diagnostics, Inc. changed its method of accounting for goodwill and intangibles.

/s/KPMG LLP
Providence, Rhode Island
April 29, 2003

ELAN DIAGNOSTICS, INC.

Balance Sheets

December 31, 2002 and 2001

	2002	2001
Assets
Current Assets:

Cash
	$251,327	$1,871,600
Trade accounts receivable, less allowance for doubtful accounts of $251,988 at December 31, 2002 and $294,282 at December 31, 2001
	5,178,213	5,155,219
Inventory, net
	7,476,207	10,481,234
Due from affiliates
	3,619,133	-
Prepaid expenses
	265,290	203,488
Other current assets
	294,169	97,083
Total current assets
	17,084,339	17,808,624

Property and equipment, net:
	1,788,315	2,249,342
Intangibles
	300,001	700,001
Goodwill
	3,515,000	9,922,500
Due from affiliates
	-	3,252,343
Long-term accounts receivable
	1,865,331	2,902,058
Other assets
	326,300	23,306
Total assets	$24,879,286	$36,858,174

See accompanying notes to financial statements

ELAN DIAGNOSTICS, INC.

Balance Sheets

December 31, 2002 and 2001

	2002	2001
Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:

Accounts payable
	$ 1,570,667	$873,485
Accrued expenses
	2,499,303	2,651,656
Accrued warranties
	880,174	801,925
Deferred interest income
	137,265	172,017
Deferred revenue
	2,678,879	1,371,039
Due to affiliates
	462,831	-
Total current liabilities
	8,229,119	5,870,122

Accrued warranties
	796,624	1,714,008
Deferred interest income
	205,495	428,022
Deferred revenue
	755,436	1,151,466
Due to affiliates
	12,800,000	35,380,435
Total liabilities
	22,786,674	44,544,053

Stockholder’s Equity (Deficit):
Common stock, $0.01 par value per share    Issued and outstanding   52,710,600 shares
	527,106	527,106
Additional paid-in-capital
	41,315,041	26,538,139
Accumulated deficit
	(39,749,535)	(34,751,124)
    Total stockholder's equity (deficit)
	2,092,612	(7,685,879)

    Total liabilities and stockholder's equity (deficit)
	$24,879,286	$36,858,174

See accompanying notes to financial statements

ELAN DIAGNOSTICS, INC.

Statements of Operations

For the Years ended December 31, 2002 and 2001

2002	2001
Net sales
$ 29,545,504	$28,376,039
Cost of goods sold
(16,006,506)	(22,380,483)
Gross profit
13,538,998	5,995,556

Sales and marketing expense
(6,758,734)	(9,355,684)
Research and development expense
(1,027,216)	(998,342)
General and administrative expense
(4,512,426)	(4,898,416)
Goodwill impairment charge
(6,407,500)	-
Interest income (expense)
168,467	65,132
Loss from operations
(4,998,411)	(9,191,754)

Income tax expense (benefit)
-	-
Net loss
$(4,998,411)	$(9,191,754)

See accompanying notes to financial statements

ELAN DIAGNOSTICS, INC.

Statements of Stockholder's Equity (Deficit)

For the Years ended December 31, 2002 and 2001

	Common Stock	Additional Paid-in-Capital	Accumulated Deficit	Total Stockholder's Equity
Balances at December 31, 2000	$527,106	$26,538,139	$(25,559,370)	$1,505,875
Net loss	-	-	(9,191,754)	(9,191,754)
Balances at December 31, 2001	527,106	26,538,139	(34,751,124)	(7,685,879)
Net loss	-	-	(4,998,411)	(4,998,411)
Contributed capital	-	14,776,902	-	14,776,902
Balances at December 31, 2002	$527,106	$41,315,041	$(39,749,535)	$2,092,612

See accompanying notes to financial statements

ELAN DIAGNOSTICS, INC.

Statements of Cash Flows

For the Years ended December 31, 2002 and 2001

	2002	2001
Operating activities:
Net loss
	$ (4,998,411)	$(9,191,754)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization
	907,368	1,264,233
Loss on disposals of property and equipment
	-	120,556
Impairment of goodwill
	6,407,500	-
Changes in assets and liabilities:

  (Increase) decrease in accounts receivable, net
	1,013,733	2,447,241
  (Increase) decrease in inventory
	3,005,027	3,769,115
  (Increase) decrease in other assets
	(561,881)	60,028
  (Increase) decrease in due from/to affiliates – current
	(3,156,302)	-
  Increase (decrease) in accounts payable
	697,182	(436,773)
  Increase (decrease) in accrued expenses
	(152,353)	858,727
  Increase (decrease) in accrued warranties
	(839,135)	690,508
  Increase (decrease) deferred interest income
	(257,279)	(183,395)
  Increase (decrease) in deferred revenue
	911,810	(181,076)
Net cash provided (used in) by operating activities
	2,977,259	(782,590)
Investing activities:
Purchases of property and equipment
	(46,341)	(283,470)
Net cash used in investing activities
	(46,341)	(283,470)
Cash flows from financing activities:
Proceeds/(payments) from/to affiliates
	(4,551,191)	734,311
Net cash provided (used in) by financing activities
	(4,551,191)	734,311
Net decrease in cash	(1,620,273)	(331,749)

Cash at beginning of period	1,871,600	2,203,349
Cash at end of period	$251,327	$1,871,600

See accompanying notes to financial statements.

ELAN DIAGNOSTICS, INC.

Notes to Financial Statements

December 31, 2002 and 2001

(1) Summary of Significant Accounting Policies

(a) Description of Business

Elan Diagnostics, Inc. (the Company) is a supplier of instrumentation, reagents, and support resources predominately to the physician’s office laboratory market in the United States. The Company is a wholly owned subsidiary of Elan Corporation plc (Elan), a biopharmaceutical company headquartered in Ireland.

(b) Basis of Presentation

The financial statements in this report at December 31, 2002 and 2001 have been prepared in accordance with accounting principles generally accepted in the United States of America. These financial statements reflect all adjustments that, in the opinion of management, are necessary for the fair presentation of the results for all periods presented.

The accompanying financial statements have been prepared as if the Company had operated as a separate stand – alone entity for all periods presented. The financial statements include allocations of certain expenses incurred by Elan on behalf of the Company, including insurance, legal, tax, and certain general administrative services. Management believes the methods used to allocate the costs and expenses are reasonable; however, such allocated amounts may or may not necessarily be indicative of actual expenses that would have been incurred had the Company operated independently of Elan. See note 10 for detailed explanations regarding transactions with related parties.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

(d) Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method, half-year convention, over the estimated useful lives of the respective assets as follows:

Machinery and equipment	10 years
Computer equipment and software	4 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of 12 years or lease term

(e) Intangible Asset

Intangible asset consists of non-compete agreements that are amortized over a period of 60 months, the term of the agreement. In accordance with SFAS 142, intangible assets other than goodwill are required to be separated into two categories: finite-lived and indefinite-lived. Intangible assets with finite useful lives are amortized over their estimated useful life, while intangible assets with indefinite useful lives are not amortized. The Company evaluates all intangible assets for impairment annually. When evaluating assets for potential impairment, the Company first compares the carrying amount of the asset to the asset’s estimated future undiscounted cash flows. If the estimated future undiscounted cash flows used in this analysis are less than the carrying amount of the asset, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset to the asset’s estimated future undiscounted cash flows. If the carrying amount exceeds the asset’s estimated future undiscounted cash flows, then the intangible assets are written down first, followed by the other long-lived assets, to fair value.

(f) Impairment

In accordance with Statement No. 144, Accounting for Asset Retirement Obligations (SFAS 144) issued by the Financial Accounting Standards Board (FASB), the Company reviews the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Management then determines whether there has been a permanent impairment of the value of long-lived assets by comparing future estimated undiscounted cash flows to the asset’s carrying value. If the carrying value of the asset exceeds the estimated future undiscounted cash flows, a loss is recorded as the excess of the asset’s carrying value over fair value.

(g) Revenue Recognition

The Company recognizes revenues in accordance with Staff Accounting Bulletin (SAB) No. 101 issued by the Security and Exchange Commission (SEC). Revenues are recognized when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) selling price to the buyer is fixed or determinable, and (4) collectibility is reasonable assumed.

The Company also enters into sales type lease agreements with customers. The profits on these sales are deferred and amortized to earnings over the lease terms. The Company records sales of product services on equipment in accordance with contracts for long-term product services agreements. For long-term product service agreements, the service revenues are deferred over the life of the services agreement. Present value adjustments are recorded for all product services greater than one year.

The Company establishes appropriate allowances based upon factors surrounding credit risks of customers, historical trends and other information.

(h) General and Administrative Expenses

The main components of the Company’s general and administrative expenses are salaries and employee benefit costs associated with the finance, business development, information technology, and administrative groups. General and administrative expenses also include facility rent, bad debt expenses, and management fees charged by Elan.

(i) Research and Development

Research and development costs are expensed as incurred.

(j) Warranties

Estimated warranty costs and additional service actions are accrued for at the time the product is sold to a customer. Estimates for warranty costs are made based primarily on historical warranty claim experience. See note 8.

(k) Concentration of Credit Risk

The Company maintains allowances for potential credit losses and such losses have been within management’s expectations. The Company routinely assesses the financial strength of its customers and generally does not require collateral. Four of the Company’s customers and three of the Company’s customers each account for more than 10% of the Company’s net sales at December 31, 2002 and 2001, respectively.

Collectively, these customers make up approximately 60% and 25% of net sales for the years ended December 31, 2002 and 2001, respectively.

Caligor accounted for 4.7% and 9.8% of accounts receivable for the year ended December 31, 2002 and 2001, respectively.

Physician Sales and Service accounted for 30.2% and 30.3% of accounts receivable for the years ended December 31, 2002 and 2001, respectively.

Allegiance Healthcare accounted for 11.0% and 10.8% of accounts receivable for the years ended December 31, 2002 and 2001, respectively.

McKesson Medical Surgical, Inc. accounted for 3.7% of accounts receivable for the year ended December 31, 2002.

(l) Inventories

Inventories are stated at lower of cost (first-in, first-out method) or market.

(m) Income Taxes

The Company’s operating results historically have been included in Elan’s consolidated federal and state income tax returns. The provision for income taxes in the Company’s financial statements has been determined using the separate company return method. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts.

(n) Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable.

The fair value of substantially all financial instruments of the Company approximates their carrying values in the aggregate due to the short-term nature of these instruments and policy of the Company to present value all long-term sales contracts at the time of revenue recognition.

The Company has not used any derivatives or other foreign currency hedging instruments and, accordingly, believes that Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), issued by the FASB, has no effect on the Company’s financial statements.

(o) Stock-Based Compensation

The Company has adopted Statement No. 123, Accounting for Stock – Based Compensation (SFAS 123) issued by the FASB, in respect to stock options granted to the Company’s employees by Elan. Under SFAS 123, companies can elect to account for stock – based compensation expense using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB Opinion 25). The Company has elected to continue to account for the Elan stock – based compensation plans under APB Opinion 25. See note 16 for further information about Elan’s based compensation plans.

SFAS 123 sets forth a fair-value based method of recognizing stock-based compensation expense. As permitted by SFAS 123, the Company has elected to continue to apply APB Opinion 25 to account for the stock-based compensation in the Plans in which the Company’s employees participate. Had compensation cost for awards for the years ended December 31,  2002 and 2001 under the stock-based compensation plan in which the Company’s employees participated been determined based on the fair value method set forth under SFAS 123, the pro forma effect on the Company’s net loss would have been as follows:

	Years ended December 31,
	2002	2001
Net loss:
As reported	$(4,998,411)	(9,191,754)
Pro forma	(6,857,105)	(11,592,495)
Basic and diluted EPS:
As reported	(0.10)	(0.17)
Pro forma	(0.13)	(0.22)

                              (p) Earnings Per Share

Basic and diluted earnings per share is computed by dividing net loss by the weighted average number of common shares outstanding. Dilutive earnings per share is computed by dividing net income by the weighted average number of common shares outstanding plus potentially dilutive shares for the portion of the year they were outstanding. For each of the periods presented, there were no potentially dilutive common shares and the weighted average number of common shares outstanding was 52,710,600.

          (q)      Segment Reporting

The Company currently operates in one reportable business segment. Substantially all of the Company’s services and products are provided within the United States, and substantially all of the Company’s assets are located within the United States.

(r) Goodwill

Goodwill is amortized over a period of 40 years through December 31, 2001. During 2002, the Company adopted SFAS 142. See note 2 for further discussion of SFAS 142. Under SFAS 142, goodwill can no longer be amortized and must be tested for impairment annually. See note 5 for further information.

(2) New Accounting Pronouncements

In July 2001, the FASB issued Statement No. 141, Business Combinations (SFAS 141), and Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies certain criteria that intangible assets acquired in a purchase method business combination must meet in order to be recognized and reported apart from goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provision of SFAS 142. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 121.

As of December 31, 2002, the Company had no assembled workforce. Any future acquired goodwill or assembled workforce acquired by the Company will be accounted for under the provisions of SFAS 144 and SFAS 142.

In July 2001, the FASB issued Statement No. 143, Accounting for Asset Retirement Obligations (SFAS 143) that establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The Company plans on adopting SFAS 143 in 2003. The Company believes the adoption of this statement will not have a significant effect on the Company’s financial statements.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) that addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This Statement supersedes SFAS 121. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS 144 in 2002. There was no impairment during fiscal 2002.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145). SFAS 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt (SFAS 4), SFAS No. 44, Accounting for Intangible Assets of Motor Carriers (SFAS 44) and amends SFAS No. 13, Accounting for Leases (SFAS 13). This statement updates, clarifies and simplifies existing accounting pronouncements. As a result of rescinding SFAS 4 and SFAS 64, the criteria in APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and infrequently Occurring Events and Transactions, will be used to classify gains and losses from extinguishment of debt. SFAS 44 was no longer necessary because the transitions under the Motor Carrier Act of 1980 were completed. SFAS 13 was amended to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transaction and makes technical corrections to existing pronouncements. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002, with earlier application encouraged. The Company will adopt SFAS 145 effective January 1, 2003. Management believes the adoption of SFAS 145 will not have a material impact on the Company’s financial position.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146), which addresses the recognition, measurement, and reporting of costs associated with exit or disposal activities, and supercedes Emerging issues Task Force Issue No. 94-3. Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (EITF 94-3). The principal difference between SFAS 146 and EITF 94-3 relates to the requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity, including those related to employee termination benefits and obligations under operating leases and other contracts, be recognized when the liability is incurred, and not necessarily the date of an entity’s commitment to an exit plan, as under EITF 94-3. SFAS 146 also establishes that the initial measurement of a liability recognized under SFAS 146 based on fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company will adopt SFAS 146 effective January 1, 2003. Management believes the adoption of SFAS 146 will not have a material impact on the Company’s financial position.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including indirect Guarantees for Indebtedness of Others (FIN 45). FIN 45 requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also include more detailed disclosures with respect to guarantees. FIN 45 is effective on a prospective basis for guarantees issued or modified starting January 1, 2003 and requires the additional disclosures in its interim and annual financial statements effective for the period ending December 31, 2002. The Company will adopt the initial recognition and initial measurement provisions of FIN 45 effective January 1, 2003, and does not expect that the provisions of FIN 45 will have a material impact on the Company’s results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure – an amendment of FASB Statement No. 123 Accounting for Stock-Based Compensation to provide alternative methods for a change to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure requirements of SFAS No. 123 to require disclosures in both annual and interim financial statements of the method of accounting for stock-based employee compensation and the effect the method used had on reported results. The Company adopted the annual disclosure requirement on December 31, 2002.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement clarifies financial accounting and reporting for derivative instruments and hedging activities. SFAS 149 requires that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003. Management believes adoption of SFAS 149 will not have an impact on the Company.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management believes adoption of SFAS 150 will not have an impact on the Company.

(3) Inventories

Inventories consist of the following at:

	December 31
	2002	2001
Raw materials	$ 1,520,428	$ 1,400,708
Work in process	204,679	384,491
Finished goods	5,751,100	8,696,035
Net inventory	$ 7,476,207	$ 10,481,234

(4) Intangible Asset

Intangible asset subject to amortization consist of the following at:

	December 31
	2002	2001
Non compete agreements	$ 2,000,000	$ 2,000,000
Less accumulated amortization	1,699,999	1,299,999
	$ 300,001	$ 700,001

Amortization expense for 2002 and 2001 was $400,000; estimated amortization expense for the year ending December 31, 2003 is $300,001.

(5) Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. As a result of the adoption, goodwill is no longer being amortized, but is subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate there may be an impairment. The Company groups and evaluates for goodwill impairment at the reporting level annually, or whenever events or circumstances indicate there may be an impairment. When evaluating goodwill for potential impairment, the Company first compares the fair value of the reporting unit, based on estimated future discounted cash flows, with its carrying amount. If the estimated fair value of the reporting unit is less than its carrying amount, an impairment loss calculation is prepared. The impairment loss calculation compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess. Upon adoption, the Company performed the required implementation impairment review, which resulted in no impairment charge. In September 2002, the Company reassessed the carrying value and determined goodwill was impaired by $6,407,500. At December 31, 2002, the Company also re-performed its goodwill impairment test, and concluded there was no further impairment of goodwill.

Detail changes in the carrying amount of goodwill are summarized in the following table:

	December 31
	2002	2001
Cost	$ 10,800,000	$ 10,800,000
Less accumulated amortization	877,500	877,500
	9,922,500	9,922,500
Less impairment loss	6,407,500	—
	$ 3,515,000	$ 9,922,500

The following summary details the after-tax impact, on a pro forma basis, of discontinuing the amortization of goodwill on net losses and loss per common share (EPS) for the respective years:

	December 31
	2002	2001
Net Loss:
As reported	$ (4,998,411)	$ (9,191,754)
Goodwill amortization	—	270,000
As adjusted	(4,998,411)	(8,921,754)
Basic EPS:
As reported	$ (0.09)	$ (0.17)
As adjusted	(0.09)	(0.17)

(6) Property and Equipment

Property and equipment consist of the following at:

	December 31
	2002	2001
Machinery and equipment	$ 1,129,077	$ 2,000,663
Computer equipment and software	715,372	1,332,527
Furniture and fixtures	407,637	775,425
Leasehold improvements	1,255,929	1,256,732
	3,508,015	5,365,347
Less accumulated depreciation and amortization	(1,719,700)	(3,116,005)
	$ 1,788,315	$ 2,249,342

Depreciation expense recorded by the Company amounted to $507,368 and $594,233 for the years ended December 31, 2002 and 2001, respectively.

(7) Accrued Liabilities

Accrued liabilities consist of the following at:

	December 31
	2002	2001
Accrued trade creditors	$ 1,167,594	$ 966,574
Accrued accounts payable	303,935	49,012
Accrued salaries and commissions	195,055	158,496
Accrued 401(k)	65,835	153,535
Accrued legal	137,900	222,499
Accrued bonuses	215,335	—
Other	413,649	1,101,540
	$ 2,499,303	$ 2,651,656

(8) Warranties

The Company offers a free one-year warranty on all products. Extended warranties are available to customers at an additional cost. The Company provides for warranties based on historical claim experience. The accrued warranties represent unasserted warranty claims at December 31, 2002 and 2001, respectively. Current changes in warranty accrual are as follows:

2002
Beginning balance	$ 2,515,933
Costs incurred	(1,982,216)
Changes in accrual based on warranties issued in 2002	1,224,272
Changes in accrual based on pre-existing warranties	(81,191)
Ending balance	$ 1,676,798

(9) Income Taxes

Following is a reconciliation of the federal statutory rate to the Company’s effective tax rate:

	Years ended December 31
	2002	2001
Tax provision at statutory rate	34.00%	34.00%
State and local taxes, net of federal benefit	0.00	0.00
Nondeductible goodwill amortization & impairment	(43.58)	(1.00)
Change in federal valuation allowance	9.58	(33.00)
Other
Effective tax rate	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31
	2002	2001
Deferred tax assets:
Net operating loss carryforwards	$ 6,762,593	$ 7,552,168
Allowances for doubtful accounts	1,096,648	934,338
Other reserves and allowances	1,455,976	1,589,966
Other	9,363
	9,324,580	10,076,472
Deferred tax liability:
Fixed and intangible assets, principally attributable to differences in depreciation and amortization methods	(69,716)	(195,167)
Other		(11,076)
	(69,716)	(206,243)

Valuation allowance	(9,254,864)	(9,870,229)

Net deferred tax liability	$ —	$ —

For federal income tax purposes, as of the December 31, 2002, the Company had net operating loss carryforwards of approximately $15,700,000, with expiration dates through 2022. The Company is a member of a US consolidated tax return. A portion of the losses of the Company were available to offset taxable income of other members of the consolidated group. The loss carryforwards disclosed herein represent the Company's losses as if it filed separate returns. No deferred tax benefit has been recognized for the net operating losses and other deductible temporary differences because, under the separate return method, the company would not have been able to recognize the benefit. The ultimate utilization of these net operating loss carryforwards is subject to the limitation under Internal Revenue Code Section 382 based on changes in the Company's ownership.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. A full valuation allowance has been recorded against the gross deferred tax asset since, based upon the level of historical taxable income and projections for future taxable income over the periods that the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences.

The valuation allowance increased (decreased) by ($615,315) and $4,048,394 during the years ended December 31, 2002 and 2001, respectively. The valuation allowance as of December 31, 2002, includes a tax effect of approximately $223,000 attributable to deductions associated with employee stock option plans, the benefit of which will be recorded as an increase to paid-in capital when realized or recognized.

(10) Transactions with Elan

The financial statements include allocations of certain expenses incurred by Elan on behalf of the Company, including insurance, legal, tax, and certain general and administrative services. All of the allocations and estimates in the financial statements are based upon assumptions that the Company’s and Elan’s management believe to be reasonable reflections of the cost of services provided or benefit received by the Company. Allocations are based on estimated personnel, travel, and insurance costs as well as other expenses. Allocated costs included in the accompanying statements of operations are as follows:

	Years ended December 31
	2002	2001
Insurance	$ 600,481	$ 383,951
Legal	12,562	62,764
General and administrative	435,603	319,639
	$ 1,048,646	$ 766,354

For the years ended, the Company had the following transactions with Elan:

	2002	2001
Amounts remitted to Elan	$ 3,386,621	$ 1,105,367
Management fee and insurance allocated by Elan	1,048,646	1,752,237
Contributed capital	14,776,902	—
Other	203,091	62,764

Amounts remitted to Elan have been recorded in the Company’s financial statements within balances with affiliates. Balances with affiliates reflect the right of offset that exists between the Company and its affiliates.

(11) Contributed Capital

During 2002, the Company’s advances from Elan was reclassified as equity. The result of this reclassification is a reduction in due to affiliate (long-term) and an increase in additional paid-in capital of $14,776,902.

(12) 401(k) Plan

Elan provides a defined contribution 401(k) plan (the "Plan") for the Company, covering all employees after minimum eligibility requirements have been met.

In accordance with the Plan, eligible employees may contribute up to 20% of their salaries to the Plan. The Company contributes an equal match for the first $1,500 of the employee’s contribution and a 50% match on the next $500 of the employee’s contribution. Contributions by the Company to the Plan amounted to $232,536 and $227,715 for the years ended December 31, 2002 and 2001, respectively.

(13) Sale of the Company

On December 9, 2002, the Company entered into an agreement with Novitron International, Inc. (Novitron). Novitron agreed to purchase all assets used primarily in or necessary for the conduct of the Company’s business for $14,600,000 (subject to certain adjustments) plus assume contracts and liabilities, known or unknown. On April 29, 2003, the Company completed the sale and received $7,500,000 from Novitron. Novitron will continue the Company’s business under the trade name "Clinical Data". The final purchase price adjustment will occur within ninety days after the closing date.

(14) Commitments

The Company leases its office and laboratory facility under an operating lease. In addition, the Company leases certain office equipment and vehicles. Rental expense amounted to $810,578, and $883,479 for the years ended December 31, 2002 and 2001, respectively.

Future minimum lease payments under the operating leases at December 31, 2002 are as follows:

2003	$631,124
2004	378,144
2005	310,699
2006	299,015
2007 and after	705,074
Total minimum lease payments	$ 2,324,056

The Company does not have any outstanding capital lease obligations as of December 31, 2002.

On April 1, 2001, the Company entered into an agreement with the Physician Sales and Service Division of PSS Work Medical Inc. (PSS). Under the agreement, the Company participates in the PSS "Can Do" programs as the sole and exclusive chemistry member for an annual fee. As a participant of the Can Do programs, the Company is entitled to participate with PSS, participate in the National Sales Meetings and Rededication Meetings and obtain sales and marketing support. The annual fee is $400,000 for 2002, $450,000 for 2003 and $500,000 for 2004. The original three-year contract term was amended to be effective through April 1, 2007. Either party may terminate earlier if the other party becomes insolvent or seeks protection under bankruptcy, receivership, trust deed, creditor arrangement, etc., or if any such proceedings is instituted against the other and not dismissed within ninety days.

The Company has an agreement with Biomerieux that required the Company to advance $434,000 within thirty days of Federal Drug Administration (FDA) approval of PSA. The advance occurred in February 2002. Upon FDA approval of PSA, Biomerieux will repay the advance to the Company through the quarterly payment of royalties of $.0045 per sale of PSA to Physician’s Office Laboratories. During 2002, the Company received $9,800 in royalties. The remaining balance of $423,699 is classified within other non current assets.

(15) Deferred Service Revenue

The Company has deferred service contract revenues which are deferred over the life of the contract and taken to income on a straight-line basis. Expected revenues on the service contracts for the next five years are as follows:
2003	$ 2,678,879
2004	433,604
2005	240,142
2006	72,658
2007	9,032
$ 3,434,315

(16) Stock Option Plans

Certain employees of the Company have been granted options for the purchase of Elan ordinary shares under Elan stock option plans (the Plans). Options under the Plans are granted at fair market value on the date of the grant and are generally exercisable over the vesting period of 1-5 years from the date of grant. Under the Plans, non-qualified stock options or incentive stock options may be granted to Elan’s or its subsidiaries’ employees, as defined. The Board of Directors of Elan administers the Plans, selects the individuals to whom options will be granted and determines the number of ordinary shares and exercise price of each option.

The following table reflects activity and weighted average exercise prices of stock options granted to Company employees under the Plans for the years ended December 31, 2002 and 2001:

	Shares	Weighted average exercise price
Outstanding at December 31, 2000	853,635	$ 34.76
Options granted	66,100	52.65
Options exercised	(32,957)	17.35
Options cancelled	(232,385)	36.51
Outstanding at December 31, 2001	654,393	36.83
Options granted	99,290	10.58
Options exercised	(19,550)	9.09
Options cancelled	(200,775)	35.77
Outstanding at December 31, 2002	533,358	33.35
Options exercisable at December 31, 2000	50,433	13.71
Options exercisable at December 31, 2001	58,327	19.57
Options exercisable at December 31, 2002	173,488	35.80

Following is a summary of the stock options outstanding and exercisable as of December 31, 2002:

	Options outstanding			Options exercisable
	Number outstanding	Weighted Average Remaining life (in years)	Weighted Average Exercise price	Number exerciseable	Weighted Average Exercise price
Range of Exercise Prices:
$0 - $10.00	29,250	9.7	$ 2.21	—	$ 0.00
$10.01 - $20.00	65,220	9.2	14.07	—	0.00
$20.01 - $30.00	49,334	5.4	25.44	36,959	24.51
$30.01 - $40.00	332,580	6.4	37.86	126,355	37.64
$40.01 - $50.00	19,000	8.8	45.40	1,375	48.96
$50.01 - $60.00	37,974	8.2	55.24	8,799	54.73
Total	533,358		$ 33.35	173,488	$ 35.80

The fair value of each option grant was estimated using the Black-Scholes Pricing Model with the following assumptions:

	Years ended December 31,
	2002	2001
Dividend yields	0.00%	0.00%
Expected volatility	91.00%	46.99%
Risk free interest rate	1.62%	3.47%
Expected life (in years)	6.6	3.6

(17) Contingencies

In the normal course of business, the Company is party to various legal claims, actions and complaints, including matters involving patent infringement and other intellectual property claims and various other risks. It is not possible to predict with certainty whether or not the Company will ultimately be successful in any of these legal matters or, if not, what the impact might be. However, the Company’s management does not expect that the results in any of these legal proceedings will have a material adverse effect on the Company’s results of operations, financial position or cash flows.

In February 2002, the Company received a subpoena for the production of documents from the SEC. The Company has been cooperating with the SEC in responding to the subpoena. The Company believes that its conduct is lawful, but at this stage, cannot predict the likelihood and any outcome.